EXHIBIT 99.11

August 18, 2000

Board of Trustees
TIP Funds
c/o Turner Investment Partners, Inc.
1235 Westlake Drive, suite 350
Berwyn, PA 19312

Board of Trustees
Alpha Select Funds
c/o Concentrated Capital Management, LP
1150 First Avenue
Park View Tower, Suite 600
King of Prussia, PA 19406

Re: Units of Beneficial Interest of the Alpha Select Funds

Dear Ladies and Gentlemen:

We refer to the Registration Statement on Form N-14 (SEC File No. 33-70958) (the "Registration Statement") of the Alpha Select Funds (the "Fund") relating to the registration of an unlimited number of units of beneficial interest, par value $.001, of the Alpha Select Funds Target Select Equity Portfolio of the Fund (collectively, the "Shares").

We have been requested by the Fund to furnish this opinion as Exhibit 11 to the Registration Statement.

We have examined such records, documents, instruments, certificates of public officials and of the Fund, made such inquiries of the Fund, and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

Based upon and subject to the foregoing, we are of the opinion that:

The issuance of the Shares by the Fund has been duly and validly authorized by all appropriate action and, upon delivery thereof and payment therefor in accordance with the Registration Statement, the Shares, when issued, will be duly authorized, validly issued, fully paid and nonassessable by the Fund.

We have not reviewed the securities laws of any state or territory in connection with the proposed offering of Shares and we express no opinion as to the legality of any offer or sale of Shares under any such state or territorial securities laws. This opinion is intended only for your use in connection with the offering of Shares and may not be relied upon by any other person.

We hereby consent to the inclusion of this opinion as an exhibit to the Fund's Registration Statement to be filed with the Securities Exchange Commission.


Very truly yours,


/s/ Morgan, Lewis & Bockius LLP
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